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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Champion Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required.
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Champion Enterprises, Inc.

2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

Notice of 2006

Annual Meeting of Shareholders
and Proxy Statement

March 22, 2006

CORPORATE HEADQUARTERS
AUBURN HILLS, MICHIGAN 48326
(248) 340-9090

March 22, 2006

Dear Shareholders:

It is our pleasure to invite you to attend the Champion Enterprises, Inc. 2006 Annual Meeting of Shareholders. The meeting will be held on Wednesday, May 3, 2006, at 11:30 a.m. at The Westin Detroit Metropolitan Airport, Detroit, Michigan. The attached Notice of Annual Meeting and Proxy Statement provides information concerning the business to be conducted at the meeting and the nominees for election as Directors.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares using the Internet, by telephone or by mail (you will find instructions on page two of the attached Notice of Annual Meeting and Proxy Statement). Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your Proxy and vote in person at the meeting if you desire.

Thank you for your support.

Sincerely,

CHAMPION ENTERPRISES, INC.

Selwyn Isakow	William C. Griffiths
Lead Independent Director	Chairman, President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

of Champion Enterprises, Inc.

Time:	11:30 a.m., Wednesday, May 3, 2006

Place:	The Westin Detroit Metropolitan Airport 2501 WorldGateway Place Detroit, Michigan 48242

Items of Business:	1. Elect nine directors; and 2. Transact any other business properly brought before the meeting.

Annual Reports:	The 2005 Annual Report to Shareholders, which includes the Annual Report on Form 10-K, is enclosed.

Who Can Vote:	You can vote if you were a Shareholder on March 10, 2006.

Date of Mailing:	This notice and Proxy Statement are first being mailed to Shareholders on or about March 22, 2006.

By Order of the Board of Directors John J. Collins, Jr. Secretary

About The Meeting

What am I voting on?

You will be voting to elect nine Directors of Champion Enterprises, Inc. (“we”, “Champion”, or “the Company”). Each Director will hold office until the next Annual Meeting of Shareholders or until a successor is appointed and qualified.

Who is soliciting my Proxy?

The Company’s Board of Directors is soliciting your Proxy to be used at the 2006 Annual Meeting of Shareholders. The Company will pay the entire cost of soliciting Proxies and will arrange with brokerage houses, nominees, custodians and other fiduciaries to send Proxy soliciting materials to beneficial owners of the Company’s Common Stock at the Company’s expense. In addition to solicitation by mail, officers and other employees of the Company may solicit Proxies personally, by telephone, by the Internet or by fax.

Who is entitled to vote?

You may vote if you owned Common Stock of the Company as of the close of business on March 10, 2006. Each share of Common Stock is entitled to one vote on any matter voted on at the Annual Meeting. As of March 10, 2006 we had 76,103,526 shares of Common Stock outstanding.

How do I vote?

You can vote in one of four ways:

•	By Internet at www.voteproxy.com. We encourage you to vote this way.
•	By toll-free telephone at 800-PROXIES.
•	By completing and mailing your proxy card.
•	By ballot at the Annual Meeting.

May I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting by:

•	Delivering a written notice of revocation, with a later date than the proxy card, to Champion’s Secretary at or before the meeting.
•	Signing another proxy card with a later date and returning it to the address on the proxy card before the meeting.
•	Voting again by telephone or Internet before midnight EDT on May 2, 2006.
•	Voting in person at the meeting.

What if I return my proxy card but do not provide voting instructions?

Proxy cards that are signed and returned but do not contain voting instructions will be voted by the persons named in the enclosed proxy card “For” the election of the nominee Directors.

How do I vote my shares in the Champion Enterprises, Inc. Savings Plan?

Shares credited to your Champion Enterprises, Inc. Savings Plan account are on your proxy card. You may vote these shares using the Internet, telephone or mail as described on the proxy card. Your Proxy will be considered to be voting directions to the Trustee of the 401(K) Savings Plan (the “Savings Plan”) concerning shares held in your account. If you do not provide voting directions, if the card is not signed, or if the card is not received by May 1, 2006, the shares credited to your account will be voted in the same proportion as directions received from other participants.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer and Trust Company and you may reach them by telephone at 800-937-5449. Shares held by the Savings Plan cannot be consolidated with your other holdings.

Who may attend the meeting?

The Annual Meeting is open to all holders of our Common Stock. For directions to the meeting, please call Investor Relations at 248-340-7731. We look forward to having you attend.

How many votes must be present to hold the meeting?

In order for us to hold the meeting, a majority of our outstanding shares of Common Stock as of March 10, 2006 must be represented in person or by Proxy. This majority is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you return a Proxy properly using the Internet, telephone, or mail. Abstentions and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners (“broker non-votes”) will be counted as present at the Annual Meeting to determine whether a quorum exists.

How many votes are needed to elect Directors?

The nine Director nominees receiving the highest number of “For” votes will be elected as Directors. This number is called a plurality. Shares not voted, whether by marking “Withhold Authority” on your proxy card, by broker non-votes, or otherwise, will not be considered in the election of Directors. Unless a properly executed proxy card is marked “Withhold Authority,” the Proxy given will be voted “For” each of the nine Director nominees. If a nominee is unable or declines to serve, Proxies will be voted for the balance of the nominees and for such additional persons as designated by the Board to replace such nominee. However, the Board does not anticipate that this will occur.

Can my shares be voted on matters other than those described in this Proxy Statement?

Yes, if any other item or proposal properly comes before the meeting, the Proxies received will be voted in accordance with the discretion of the Proxy holders. The Company, however, has not received proper notice of, and is not aware of, any business to be transacted at the meeting other than as indicated in this Proxy Statement.

When are Shareholder proposals due for the 2007 Annual Meeting?

To be included in the Company’s Proxy Statement for the 2007 Annual Meeting of Shareholders, the Company must receive proposals no later than November 15, 2006. Such proposals should be addressed to the Company’s Secretary at the address listed below. Shareholder proposals to be presented at the 2007 Annual Meeting which are not to be included in the Company’s Proxy Statement must be received by the Company no earlier than February 2, 2007 nor later than March 2, 2007 in accordance with procedures in the Company’s Bylaws.

How do I obtain more information about Champion Enterprises, Inc.?

More information on Champion can be obtained by:

•	Contacting Investor Relations at 248-340-7731.
•	Going to our website at www.championhomes.com.
•	Writing to:

     Champion Enterprises, Inc.

     Attn: Investor Relations
     2701 Cambridge Court, Suite 300
     Auburn Hills, Michigan 48326

Upon request Champion will provide, free of charge, additional copies of the Company’s 2005 Annual Report to Shareholders, which includes the Annual Report on Form 10-K and Proxy Statement.

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.

Election of Directors

Nominees:

ROBERT W. ANESTIS Director since 1991
                                                             Age 60
From 1999 until 2005 Mr. Anestis was Chairman, President and Chief Executive Officer of Florida East Coast Industries, Inc., a St. Augustine, Florida based holding company with interests in the railroad and commercial real estate businesses. Prior to 1999 and for the preceding five years, he was the President of Anestis & Company, an investment banking and financial advisory firm.

ERIC S. BELSKY, PH.D. Director since 2002
                                                             Age 45
Since 1997 Dr. Belsky has been the Executive Director of the Joint Center for Housing Studies at Harvard University (the “Joint Center”), which conducts research to identify and analyze housing market opportunities and challenges for business and government. The Joint Center is a collaborative venture of the Harvard Design School and the John F. Kennedy School of Government. He has also held positions with the Millennial Housing Commission, created by the Congress of the United States, PricewaterhouseCoopers LLP, Fannie Mae and the National Association of Homebuilders. Mr. Belsky serves as a director of Building Materials Holding Corporation.

WILLIAM C. GRIFFITHS Director since 2004
                                                             Age 54
On March 9, 2006 Mr. Griffiths became the Chairman of the Board for Champion. Mr. Griffiths became President and Chief Executive Officer of Champion on August 1, 2004. From 2001 until 2004 he was employed by SPX Corporation, a global multi-industry company located in Charlotte, North Carolina, where he was President-Fluid Systems Division. From 1998 until it was acquired in 2001 by SPX Corporation, Mr. Griffiths was President-Fluid Systems Division at United Dominion Industries, Inc. Mr. Griffiths serves as a director of Wolverine Tube, Inc.

SELWYN ISAKOW Director since 1991
                                                             Age 54
Mr. Isakow became the Chairman of the Board for Champion in 2004, and on March 9, 2006 he resigned as Chairman and became Lead Independent Director for Champion. For more than five years, Mr. Isakow has been Chairman, President and Chief Executive Officer of The Oxford Investment Group, Inc., a Bloomfield Hills, Michigan, merchant banking and corporate development firm.

BRIAN D. JELLISON Director since 1999
                                                             Age 60
Mr. Jellison is currently Chairman, President and Chief Executive Officer of Roper Industries, Inc. (“Roper”), Duluth, Georgia, a manufacturer of instrumentation, controls and scientific imaging products. He has served as Roper’s Chairman since 2003 and President and Chief Executive Officer since 2001. From 1998 to 2001 Mr. Jellison served as Executive Vice President of Ingersoll-Rand Company, a major manufacturer of diversified industrial equipment and components.

G. MICHAEL LYNCH Director since 2003
                                                              Age 62
Since 2000 Mr. Lynch has served as Executive Vice President and Chief Financial Officer of Federal-Mogul Corporation (“Federal-Mogul”), a global manufacturer and marketer of automotive component parts. On October 1, 2001, Federal-Mogul filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. For three years prior to working for Federal-Mogul, Mr. Lynch was Vice President and Controller for Dow Chemical Company and previously worked for 29 years with Ford Motor Company in various financial-related positions. Mr. Lynch serves as a director of Forward Air Corporation.

THOMAS A. MADDEN Director since 2006
                                                              Age 52
Mr. Madden was Executive Vice President and Chief Financial Officer of Ingram Micro Inc., a computer technology products and services company, from 2001 through 2005. He served as Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc. from 1997 through 2001. Mr. Madden is also a director of Mindspeed Technologies, Inc., FreightCar America, Inc., and City of Hope Cancer Institute.

SHIRLEY D. PETERSON Director since 2004
                                                              Age 64
Mrs. Peterson was President of Hood College, an independent liberal arts college in Frederick, Maryland, from 1995 until 2000. From 1989 through 1993 she served in the United States government, first appointed by President George H. Bush as Assistant Attorney General in the Tax Division of the Department of Justice, then as Commissioner of the Internal Revenue Service. She also was a partner in the law firm of Steptoe & Johnson, where she spent a total of 22 years from 1969-89 and 1993-94. Currently, Mrs. Peterson serves on the board of directors of AK Steel Holding Corporation, The Goodyear Tire & Rubber Company, Federal-Mogul, and Wolverine World Wide, Inc. She is also an independent trustee of the Scudder Mutual Funds, as well as a trustee of Bryn Mawr College.

DAVID S. WEISS Director since 2006
                                                              Age 45
Mr. Weiss was Executive Vice President, Chief Financial Officer and Director of Beazer Homes USA, Inc., one of the nation’s largest single family home builders, from its initial public offering in 1994 until his retirement in 2003. From 1993 to 1994, Mr. Weiss served as the Assistant Corporate Controller of Hanson Industries, the United States arm of Hanson PLC.

Information Regarding the Board of Directors

Makeup of the Board:	Our bylaws allow for a minimum of three directors and a maximum of nine directors. Currently, the Board is comprised of nine directors. In the event that a nominee is unable to serve, the person designated as Proxy holder for the Company will vote for the remaining nominees and for such other person as the Board may nominate.

On March 9, 2006, Thomas A. Madden and David S. Weiss were elected by the Directors to serve on the Board effective as of March 17, 2006. Also on March 9, 2006, Selwyn Isakow became Lead Independent Director of Champion and William C. Griffiths became the Chairman of the Board for Champion.

Length of Board Term:	Directors who are elected will hold office until the 2007 Annual Meeting of Shareholders or until a successor has been duly appointed and qualified. All nominees are currently Directors and have agreed to serve if elected.

Number of Meetings in 2005:	The Board met seven times during the fiscal year ended December 31, 2005 (“fiscal 2005”). During fiscal 2005, all Directors attended at least 75% of the aggregate of the total number of Board meetings and Board committee meetings they were eligible to attend.

Board Committees:	The Board has three standing committees: the Audit and Financial Resources Committee; the Compensation and Human Resources Committee; and the Nominating and Corporate Governance Committee. Each committee’s charter is available on the Company’s website, www.championhomes.com. The Board has determined that each committee member is independent as defined under New York Stock Exchange (“NYSE”) rules.

Audit and Financial Resources Committee:

The Committee met ten times during fiscal 2005.

Members:
• G. Michael Lynch, Chair • Selwyn Isakow • Brian D. Jellison • Thomas A. Madden (as of March 17, 2006)

Responsibilities:
• Primary function is to assist the Board in fulfilling its financial oversight responsibilities.
• Review the financial information provided to Shareholders and the Securities and Exchange Commission (“SEC”).
• Review the corporate accounting and financial reporting practices.

• Appoint the Company’s independent registered public accounting firm.
• Approve the scope of the audit and related audit fees.
• Monitor systems of internal financial controls.

The Board has determined that each member of the Audit and Financial Resources Committee, G. Michael Lynch, Selwyn Isakow, Brian D. Jellison, and Thomas A. Madden, is independent, is an “audit committee financial expert,” and is qualified to serve on the Committee under NYSE rules.

Compensation and Human Resources Committee:

The Committee met seven times during fiscal 2005.

Members:
• Robert W. Anestis, Chair
• Eric S. Belsky
• Brian D. Jellison
• Shirley D. Peterson
• David S. Weiss (as of March 17, 2006)

Responsibilities:
• Primary function is to consider and recommend to the independent members of the Board the compensation programs, benefits and awards for executive officers.
• Consider and recommend to the Board compensation of Directors.
• Develop and monitor executive compensation policies.
• Oversee administration of stock-based compensation plans and programs.

Nominating and Corporate Governance Committee:

The Committee met one time during fiscal 2005.

Members:
• Eric S. Belsky, Chair
• Robert W. Anestis
• Selwyn Isakow
• Shirley D. Peterson

Responsibilities:
• Primary function is to assist the Board in identifying and screening qualified candidates to serve as Directors.
• Recommend to the Board the nominees to fill new positions or vacancies as they occur among the Directors.
• Recommend to the Board the candidates for election or reelection as Directors by the Shareholders at the Annual Meeting.
• Review corporate governance documents at least annually and recommend appropriate changes.

Corporate Governance

General:	The Board believes that good corporate governance is important so that the Company is managed for the long-term benefit of its Shareholders. The Board at least annually reviews its corporate governance practices and policies as set forth in its Corporate Governance Guidelines, Code of Ethics and various Committee charters, each of which is regularly updated.

You can access our Corporate Governance Guidelines, Code of Ethics and charters for each of our three Board Committees in the “Investor Relations — People and Governance” section of our website at www.championhomes.com, or by writing to:

John J. Collins, Jr. Secretary Champion Enterprises, Inc. 2701 Cambridge Court, Suite 300 Auburn Hills, Michigan 48326

Nomination of Directors:	The Nominating and Corporate Governance Committee, in accordance with its charter and the Board’s governance principles, seeks to select a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experience concerning accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk assessment, industry knowledge, and corporate governance. When reviewing a potential candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes.

In considering whether to recommend any candidate for inclusion as a Director nominee, the Committee will apply the criteria set forth in the Corporate Governance Guidelines and in applicable Committee charters. These criteria include the candidate’s character and integrity, business acumen, experience inside and outside of the business community, personal commitment, diligence, conflicts of interest and the ability to act in the balanced, best interests of the Shareholders as a whole rather than special interest groups or constituencies. In addition, the Company strives to have all Directors, other than the Chairman of the Board, President and Chief Executive Officer, be independent as that term is defined in NYSE rules.

The Committee will consider nominations submitted by Shareholders. To recommend a Director nominee, a Shareholder should write to the Company’s Secretary at the above address. To be considered by the Committee for nomination and inclusion in the Company’s Proxy Statement for its 2007

Annual Meeting of Shareholders, a recommendation for a Director must be received by the Company’s Secretary no later than November 3, 2006. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate’s signed consent to be named in the Proxy Statement and to serve as a Director if elected. The Committee may seek additional biographical and background information from any candidate. This information must be received on a timely basis to be considered by the Committee.

The process followed by the Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, use of a search firm or outside consultant, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Board. Assuming the appropriate biographical and background material is provided for candidates submitted by Shareholders, the Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. All Director nominees recommended for election by the Shareholders at the 2006 Annual Meeting are current members of the Board. Mr. Weiss and Mr. Madden were recommended to the Directors for consideration to fill new positions on Champion’s Board by the Nominating and Corporate Governance Committee. The Committee did not receive any nominations from Shareholders for the 2006 Annual Meeting.

Director Independence:	The Board has determined that all Director nominees for election at the 2006 Annual Meeting, other than the Chairman, President and Chief Executive Officer, are independent in that such nominees have no material relationship with the Company either directly or indirectly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board has made this determination based on the fact that no nominee for Director, other than Mr. Griffiths: is an officer or employee of the Company or its subsidiaries or affiliates; has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company; has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his or her compensation as a Director; is, or was within the past three years, employed by the independent auditors for the Company; is an executive officer of any entity which the Company’s annual sales to, or purchases from, exceeded one percent of either entity’s annual revenues for the last fiscal year; or serves as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which the Company or its subsidiaries made charitable contributions or payments in the last fiscal year in excess of two percent of the organization’s charitable receipts. In addition, no executive officer of the Company serves on the compensation committee of any corporation that employs a Director or a member of the immediate family of any Director.

Lead Independent Director:	On March 9, 2006 the Board adopted a Lead Independent Director Charter and elected Selwyn Isakow to serve as Lead Independent Director. The principal role of the Lead Independent Director is to promote open and effective communications among the non-management members of the Board of Directors and between those non-management Directors and the management of the Company, including in particular the Chairman of the Board, President and Chief Executive Officer.

You can access the Lead Independent Director Charter in the “Investor Relations — People and Governance” section of our website at www.championhomes.com, or by writing to:

John J. Collins, Jr. Secretary Champion Enterprises, Inc. 2701 Cambridge Court, Suite 300 Auburn Hills, Michigan 48326

Shareholder Communications with Directors:	The Board has established a process for Shareholders to communicate with members of the Board. The Lead Independent Director, with the assistance of the Company’s Secretary, will be primarily responsible for monitoring communications from Shareholders and providing copies or summaries of such communications to the other Directors, as he or she considers appropriate. Communications will be forwarded to all Directors if they relate to appropriate matters and may include suggestions or comments from the Lead Independent Director. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Shareholders who wish to send communications to the Board may do so by writing to:

Selwyn Isakow Lead Independent Director c/o the Secretary Champion Enterprises, Inc. 2701 Cambridge Court, Suite 300 Auburn Hills, Michigan 48326

Attendance Policy:	The Board’s policy is that all Directors should attend the Annual Meeting of Shareholders if reasonably possible. All members of the Board at the time of the meeting attended the 2005 Annual Meeting.

Director Evaluation:	The Board conducts annual performance evaluations of the Board as a whole, the performance of each of the Board members individually, and the performance of each of the Board’s Committees.

Executive Session Presiding Director:	The presiding Director for executive sessions of the Board is the Lead Independent Director.

Code of Ethics:	The Company has a Code of Ethics that applies to all of its employees, officers and Directors. The Code of Ethics, as currently in effect (together with any amendments that may be adopted from time to time), is posted in the “Investor Relations — People and Governance” section of the Company’s website at www.championhomes.com. Amendments to, and any waiver from, any provision of the Code of Ethics that requires disclosure under applicable SEC rules will be posted on the Company’s website.

Compensation of Directors

General:	Non-employee Director compensation consists of a cash component and a stock component. Non-employee Directors receive the cash component of their compensation pursuant to the Cash Compensation Plan for Non-Employee Directors (the “Cash Compensation Plan”) and they receive the stock component pursuant to the 2005 Equity Compensation and Incentive Plan (the “2005 Equity Compensation Plan”), which the Shareholders approved in 2005. A Director who is also an employee of the Company receives no compensation for serving as a Director other than compensation for services as an employee. All Directors are reimbursed for expenses to attend Board and Committee meetings.

Cash Component:	The cash component of non-employee Director compensation is provided pursuant to the Cash Compensation Plan and consists of an annual cash retainer of $30,000 (plus an additional $4,500 for Committee Chairpersons, $60,000 for the Non-employee Chairman of the Board, if any, and $30,000 for the Lead Independent Director), which is paid quarterly in arrears until the next Annual Meeting of Shareholders. Directors also receive $1,500 for each Board meeting attended in person and $750 for each meeting attended by telephone. In addition, Directors who serve on the Audit and Financial Services Committee receive an additional annual cash retainer of $15,000 and Directors who serve on the Compensation and Human Resources Committee or the Nominating and Corporate Governance Committee receive an additional annual cash retainer of $9,000, which is paid quarterly in arrears until the next Annual Meeting of Shareholders. A Director appointed to fill a vacancy on the Board prior to an Annual Meeting receives a prorated cash retainer for the interim term.

Stock Component:	The stock component of non-employee Director compensation is provided pursuant to the Company’s 2005 Equity Compensation Plan. Currently, the stock component consists of a restricted stock award for 7,000 shares of Champion’s Common Stock (subject to a maximum value of $120,000) plus an additional 1,050 shares for Committee Chairpersons (subject to a maximum value of $18,000), and 1,000 shares for the Non-employee Chairman of the Board, if any (subject to a maximum value of $18,000), upon election or reelection at an Annual Meeting. A Director appointed to fill a vacancy on the Board or who becomes a Committee Chairperson, Non-employee Chairman or Lead Independent Director prior to an Annual Meeting receives a prorated restricted stock award for such interim term. Restrictions on the restricted stock award lapse based on the Director’s length of service with the Company following the award, as follows: 0% for less than six months; 50% for more than six months but less than one year; and 100% for one year. Subject to the restrictions, a Director may elect to defer receipt of a restricted stock award until retirement, death or other termination of service from the Board.

Stock Ownership Requirement:	Non-employee Directors are expected to own a minimum of 10,000 shares of Company Common Stock within three years after joining the Board.

Compensation and Human Resources Committee
Report On Executive Compensation

The Committee:	• Primary function is to consider and recommend to the independent members of the Board the compensation programs, benefits and awards for executive officers.

• Consider and recommend to the Board the compensation of Directors.

• Develop and monitor executive officer compensation policies.

• Oversee administration of stock-based compensation plans and programs.

Compensation Policies:	Our executive officer compensation policies are designed to encourage and reward efforts that create shareholder value through achievement of corporate performance goals, summarized as follows:

• annual base salaries and other fixed compensation costs should be competitive and reflect individual experience and responsibility level;

• annual performance incentives should provide opportunity for significant additional compensation based on meeting pre-determined goals linked to improved Company performance; and

• long-term performance incentives should further link executive performance to shareholder interests, encourage Company stock ownership, and provide an incentive to create long-term shareholder value.

To assist in its development of compensation policies, the Committee:

• retains an independent consultant from time to time to make recommendations based on its expertise in compensation arrangements for senior executive officers of general manufacturing companies with annual sales comparable to the Company’s. The Committee also retains independent legal counsel; and

• considers the executive compensation levels for generally comparable manufacturing companies and other manufactured housing companies, including those in the Performance Graph on page 23, to the extent relevant in terms of business scope and operations.

Annual Base Salaries:	Salaries are based on level of job responsibility, individual performance, work experience, and skill level and compensation data for comparable companies obtained from consultant and market surveys. The objective for executive base salaries is that they be competitive, as adjusted for individual considerations, and generally at the median of comparable companies.

In December 2005, Champion’s Compensation and Human Resources Committee increased the base salaries of Champion’s executive officers effective January 1, 2006.

Annual Performance Incentives:	Annual performance incentives are provided through cash bonuses based on the achievement of performance goals, which are established by the Committee at the start of each fiscal year. During 2005, performance goals were related to cash earnings and cash return on investment.

We believe the Company’s performance in 2005 was outstanding considering the factors noted above, and the Company’s executive officers received the maximum attainable cash bonuses in February 2006.

Long-Term Performance Incentives:	Prior to 2003, stock options were the primary long-term incentives for executive officers. In 2003 stock options were largely replaced by performance shares due to share dilution considerations, general trends in long-term incentive programs, the Company’s refocused business strategy, a desire to more closely tie long-term compensation to performance, and the pending accounting charges for stock options.

On November 22, 2004 long-term incentive awards were made to executive officers in the form of performance shares for 2005, and certain executive officers also received restricted stock. The performance shares fully vest only if three-year (2005-2007) financial targets are met and the executive remains employed by the Company until the 2007 results are finalized in early 2008. The restricted stock vests ratably on each award date anniversary beginning November 22, 2005 through November 22, 2009 provided the executive is employed by the Company on each of the vesting dates. No long-term incentive awards were made to any executive officers during the 2005 fiscal year.

On January 6, 2006 long-term incentive awards were made to the executive officers in the form of performance shares for 2006. The performance share awards were for a total of 275,000 shares of Company Common Stock awarded to Mrs. Knight and Messrs. Griffiths, Collins, Williams, Nugent and Hevelhorst. These shares vest only if certain financial targets are met over a three-year period (2006-2008) and the executive remains employed by the Company until the 2008 results are finalized in early 2009.

The level of long-term performance incentives is determined primarily through the use of guidelines provided by an independent consultant using a nationwide database and are designed to be consistent with general industry practices.

Policy On Deductibility Of Compensation:	Section 162(m) of the Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based on nondiscretionary, pre-established performance goals. The Committee believes that it has taken appropriate actions to preserve the deductibility of the majority of annual incentive bonuses and stock-based compensation awarded as long-term performance incentives. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards to enable the Company to attract, retain and motivate highly-qualified executives. The Committee therefore reserves the authority to approve non-deductible compensation in appropriate circumstances. Also, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the related regulations and guidance, no assurance can be given that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Executive Officer Stock Ownership Requirement:	Effective January 1, 2004, executive officers are required to attain a certain minimum level of Company Common Stock ownership depending on the position held. Any such officers receiving stock compensation are required to retain and not sell at least fifty percent of the after tax shares received until those minimum Company Common Stock ownership levels are achieved. The current minimum Company Common Stock ownership levels for executive officers are:

• CEO: 250,000 shares
• Tier 1: 75,000 shares
• Tier 2: 25,000 shares

Tier 1 officers include the Executive Vice President and Chief Financial Officer, the Senior Vice President and General Counsel, and the Vice President Operations. Tier 2 officers include the Vice President Human Resources and the Vice President and Controller. The Company’s General Counsel monitors executive officer share ownership and reports to the Committee annually on stock ownership levels and compliance.

Chief Executive Officer Compensation:	Mr. Griffiths, the Company’s Chairman, President and Chief Executive Officer, joined Champion on August 1, 2004. Pursuant to his Employment Agreement, as amended, Mr. Griffiths receives an annual base salary of $675,000 and is eligible for an annual incentive bonus of between 0% and 200% of his base salary (as determined by the Compensation Committee) upon the attainment of one or more pre-established performance goals set by the Board or the Compensation Committee.

Pursuant to the Company’s 1995 Stock Option and Incentive Plan and as an inducement to join the Company, Mr. Griffiths received a stock option grant, a restricted stock award and a performance share award. The stock option, which is for 100,000 shares of Company Common Stock, has an exercise price of $9.73 per share (the fair market value of the Common Stock on the grant date), becomes exercisable at a rate of 33% per year on each of the first three anniversaries of the grant date and remains exercisable for a period of five years from the grant date. The restricted stock award is for

61,665 shares of Company Common Stock valued at $600,000 on the award date. This award will vest on August 1, 2007 subject to Mr. Griffiths’ continued employment with the Company through such date. The performance share award is for 61,665 shares of Company Common Stock that will vest if specified earnings per share targets from July 4, 2004 through December 30, 2006 have been attained and Mr. Griffiths remains employed by the Company through August 1, 2007.

On November 22, 2004 Mr. Griffiths received a 2005 performance share award of 110,000 shares that will vest if certain financial targets are met over a three-year period (2005-2007) and he remains employed by the Company until the 2007 results are finalized in early 2008. These shares were awarded pursuant to the Company’s 1995 Stock Option and Incentive Plan.

On January 6, 2006 Mr. Griffiths received a 2006 performance share award of 110,000 shares that will vest if certain financial targets are met over a three-year period (2006-2008) and he remains employed by the Company until the 2008 results are finalized in early 2009. These shares were awarded pursuant to the 2005 Equity Compensation and Incentive Plan.

Mr. Griffiths’ total base salary for 2005 was $600,000. His incentive bonus for 2005 was $1,200,000, based on the attainment of specified performance targets related to cash earnings and cash return on investment. Effective January 1, 2006, Mr. Griffiths’ base salary was increased to $675,000 per year. In the event that Mr. Griffiths’ employment is terminated prior to August 1, 2006 by the Company for cause or by Mr. Griffiths without good reason, Mr. Griffiths would be required to repay the $200,000 sign-on bonus he received from the Company in 2004.

Robert W. Anestis, Chairman
Eric S. Belsky
Brian D. Jellison
Shirley D. Peterson

Members, Compensation and Human
Resources Committee

March 1, 2006

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation for the last three years of the Company’s Chief Executive Officer and the other four most highly compensated executive officers.

												All Other
		Annual Compensation						Long-Term Compensation				Compensation

								Restricted		Securities
	Fiscal					Other Annual		Stock Awards		Underlying
Name and Principal Position	Year	Salary		Bonus(3)		Compensation		($)(5)		Options(#)
William C. Griffiths	2005	$600,000		$1,200,000		$103,410	(4)	—		—		$8,580	(8)
President & Chief	2004	267,568	(1)	548,600	(1)	—		600,000	(1)	100,000	(1)	75,317	(8)
Executive Officer

Phyllis A. Knight	2005	350,000		560,000		—		—		—		5,952	(9)
Executive Vice	2004	339,808		390,432		—		528,750	(6)	—		27,140	(9)
President, Chief	2003	320,000		252,000		—		—		—		95,313	(9)
Financial Officer &
Treasurer

Bobby J. Williams	2005	262,000		419,200		—		—		—		5,549	(10)
Vice President,	2004	262,135		237,486		—		528,750	(6)	—		5,673	(10)
Operations	2003	237,500		107,500		—		—		—		4,646	(10)

John J. Collins, Jr.	2005	300,000		360,000		—		—		—		5,722	(11)
Senior Vice	2004	298,798		250,992		—		528,750	(6)	—		5,668	(11)
President, General	2003	261,250		157,000		—		—		—		4,646	(11)
Counsel & Secretary

Jeffrey L. Nugent	2005	200,000		200,000		—		—		—		63,941	(12)
Vice President,	2004	56,164		34,160	(2)	—		293,750	(7)	—		89,508	(12)
Human Resources

(1)	Mr. Griffiths joined the Company on August 1, 2004. The bonus, restricted stock awards, and options include inducements to join the Company. See “Chief Executive Officer Compensation” in the “Compensation and Human Resources Committee Report on Executive Compensation” section of this Proxy Statement. The restricted stock awards reflect the award date fair market value of $9.73 per share for the restricted stock award of 61,665 shares of Company Common Stock that will vest on August 1, 2007 provided Mr. Griffiths is employed by the Company on the vesting date. Dividends, if any, paid by the Company on shares of its Common Stock are paid on restricted stock.

(2)	Mr. Nugent joined the Company in September 2004. Bonus includes inducement to join the Company.

(3)	Bonuses are generally paid in February or March of the year following the fiscal year in which they are earned.

(4)	Comprised of $103,410 of one time club initiation fees and monthly dues.

(5)	The number of restricted shares, including restricted stock awards and performance share awards, and the value of these holdings for each executive officer named on the Summary Compensation Table based on the fiscal year end closing price of $13.62 per share are as follows: Mr. Griffiths — 233,330 shares valued of $3,177,955; Mrs. Knight — 116,000 shares valued at $1,579,920; Mr. Collins — 116,000 shares valued at $1,579,920; Mr. Williams — 111,000 shares valued at $1,511,820; and Mr. Nugent — 70,000 shares valued at $953,400. These numbers do not include the following performance shares that were granted to the executive officers on January 6, 2006: Mr. Griffiths — 110,000 shares valued at $1,498,200; Mrs. Knight — 40,000 shares valued at $544,800; Mr. Collins — 40,000 shares valued at $544,800; Mr. Williams — 40,000 shares valued at $544,800; and Mr. Nugent — 30,000 shares valued at $408,600.

(6)	Reflects the award date fair market value of $11.75 per share for restricted stock awards of 45,000 shares of Company Common Stock that will vest ratably on each award date anniversary beginning November 22, 2005 through November 22, 2009 provided the executive is employed by the Company on each of the vesting dates. Dividends, if any, paid by the Company on shares of its Common Stock are paid on restricted stock.

(7)	Reflects the award date fair market value of $11.75 per share for restricted stock awards of 25,000 shares of Company Common Stock that will vest ratably on each award date anniversary beginning November 22, 2005 through November 22, 2009 provided the executive is employed by the Company on each of the vesting dates. Dividends, if any, paid by the Company on shares of its Common Stock are paid on restricted stock.

(8)	Includes $6,300 of Company contributions to the Savings Plan, and $2,280 of life insurance premiums in 2005; and $570 of life insurance premiums and $74,747 of moving costs in 2004.

(9)	Includes $4,354 of Company contributions to the Savings Plan and $1,598 of life insurance premiums in 2005; $20,272 of moving costs, $5,500 of Company contributions to the Savings Plan and $1,368 of life insurance premiums in 2004; and $92,468 of moving costs, $1,477 of Company contributions to the Savings Plan and $1,368 of life insurance premiums in 2003.

(10)	Includes $4,354 of Company contributions to the Savings Plan and $1,195 of life insurance premiums in 2005; $4,478 of Company contributions to the Savings Plan and $1,195 of life insurance premiums in 2004; and $4,076 of Company contributions to the Savings Plan and $570 of life insurance premiums in 2003.

(11)	Includes $4,354 of Company contributions to the Savings Plan and $1,368 of life insurance premiums in 2005; $4,300 of Company contributions to the Savings Plan and $1,368 of life insurance premiums in 2004; and $4,076 of Company contributions to the Savings Plan and $570 of life insurance premiums in 2003.

(12)	Includes $6,300 of Company contributions to the Savings Plan, $912 of life insurance premiums, and $56,729 of moving costs in 2005; and $89,280 of moving costs and $228 of life insurance premiums in 2004.

Option Grants in Last Fiscal Period

There were no stock options granted to the persons named in the Summary Compensation Table during the 2005 fiscal year.

Aggregated Fiscal Year End Option Values

The following table provides information regarding the pretax value realized from the exercise of stock options during the 2005 fiscal year and the value of unexercised in-the-money options held at the end of the 2005 fiscal year by the executives in the Summary Compensation Table.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
			Fiscal Year End (#)		at Fiscal Year End ($)(1)

	Shares
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William C. Griffiths	—	$—	33,333	66,667	$129,665	$259,335

Phyllis A. Knight	50,000	576,000	240,000	120,000	2,673,600	1,336,800

John J. Collins, Jr.	65,000	578,988	125,000	—	894,438	—

Bobby J. Williams	16,000	201,050	66,000	—	159,300	—

Jeffrey L. Nugent	—	—	—	—	—	—

(1)	Assumes a market price of $13.62 per share, which was the last sale price on the last trading day prior to the 2005 fiscal year end.

Long-Term Incentive Plan Awards in Last Fiscal Period

There were no long-term incentive awards made to the persons named in the Summary Compensation Table during the 2005 fiscal year.

Performance Graph

The graph below compares the cumulative, five-year shareholder returns on Company Common Stock to the cumulative, five-year shareholder returns for (i) the S&P 500 Stock Index, and (ii) an index of peer companies selected by the Company. The peer group is composed of seven publicly-held manufactured housing companies, which were selected based on similarities in their products and their competitive position in the industry. The companies comprising the peer group are Cavalier Homes, Inc., Cavco Industries, Inc., Fleetwood Enterprises, Inc., Nobility Homes, Inc., Palm Harbor Homes, Inc., Skyline Corporation and Southern Energy Homes, Inc.

	12/00	12/01	12/02	12/03	12/04	12/05

☐ CHAMPION ENTERPRISES, INC.	$100	$448.36	$105.82	$254.91	$429.82	$495.27

Δ S&P 500 INDEX	$100	$87.94	$66.30	$83.96	$91.79	$94.55

O PEER GROUP	$100	$145.29	$110.67	$128.72	$166.58	$164.77

Employment Agreements

Employment:

Mr. Griffiths:	The Company has an employment agreement with Mr. Griffiths, dated July 12, 2004, which provides for an initial annual salary of $600,000. This amount increased to $675,000 effective January 1, 2006. Mr. Griffiths is entitled to participate in various benefit and incentive plans.

Mrs. Knight:	The Company has a letter agreement with Mrs. Knight, dated October 17, 2002, which provides for an initial annual salary of $320,000. This amount increased to $350,000 in 2004, and to $364,000 effective January 1, 2006. Mrs. Knight is entitled to participate in various benefit and incentive plans.

Mr. Collins:	The Company has letter agreements with Mr. Collins, dated February 12, 1997 and April 7, 2000, which provide for an initial annual salary of $190,000. This amount increased to $220,000 in 1999, to $250,000 in 2000 and to $275,000 in 2002. On September 1, 2002 Mr. Collins’ annual salary was voluntarily reduced to $261,250. His salary was then increased to $285,000 in March 2004, to $300,000 in November 2004, and to $312,000 effective January 1, 2006. Mr. Collins is entitled to participate in various benefit and incentive plans.

Mr. Nugent:	The Company has a letter agreement with Mr. Nugent dated September 21, 2004, which provides for an initial annual salary of $200,000. This amount increased to $208,000 effective January 1, 2006. Mr. Nugent is entitled to participate in various benefit and incentive plans.

Change In Control:

Mr. Griffiths:	The Company has a Change in Control Agreement with Mr. Griffiths under which he would receive a cash severance payment if his employment is terminated by the Company without cause, or by him for good reason, following a change in control of the Company, as defined in the Agreement. Mr. Griffiths’ severance payment would be the sum of: (i) twice the annual base salary earned by him immediately prior to termination or immediately prior to the change in control, whichever is greater, plus (ii) twice the target bonus for the fiscal year in which the termination occurs or the fiscal year of the change in control, whichever is greater. The Agreement also provides that in certain circumstances the severance payment will be increased to fully compensate Mr. Griffiths for any U.S. federal excise tax paid by him due to his receiving the severance payment, as well as for any U.S.

federal, state or local income tax payments arising due to his receipt of such additional amount.

Mrs. Knight and Messrs. Collins, Williams and Nugent:	The Company has Change in Control Agreements with Mrs. Knight and Messrs. Collins, Williams and Nugent. Under each Agreement, the officer would receive a cash severance payment if his or her employment were to be terminated by the Company without cause, or by the officer for good reason, following a change in control of the Company, as defined in the Agreements. The severance payment for Mrs. Knight and Messrs. Collins, Williams and Nugent would be twice the annual base salary earned by the officer and twice the target performance bonus. The Agreement also includes non-solicitation and non-competition obligations on the part of the officer that survive for two years following the date of termination. The Agreement also provides that in certain circumstances the severance payment may be reduced so that the payment will not be subject to U.S. federal excise taxes.

Executive Officer Severance Pay Plan:

General:	Employees designated by the Board of Directors as an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, other than the President and Chief Executive Officer, are participants under an Executive Officer Severance Plan (the “Severance Plan”). Under the Severance Plan, a participant is entitled to receive cash severance payments if his or her employment is terminated by the Company without cause, or by the participant for good reason, as defined in the Severance Plan. Participants who are covered by a change in control agreement with the Company and who become entitled to payments or benefits thereunder are not entitled to severance benefits under the Severance Plan. Under the Severance Plan, the participant’s severance payments are made as salary continuation payments for up to eighteen months at the rate of the participant’s base salary immediately prior to termination, less the amount of any other severance payments received from the Company by the participant. Participants in the Severance Plan must also comply with non-solicitation and non-competition obligations on their part that survive for two years following the date of termination. In order to continue receiving severance payments under the Severance Plan after the first twelve months from termination of employment, the participant must be seeking other comparable employment. Compensation earned by a participant as a result of such other employment is set off against severance payments otherwise payable under the Severance Plan.

Share Ownership

Principal Shareholders

The following table provides information about any person known by management to have been a beneficial owner of more than 5% of the Company’s Common Stock as of December 31, 2005.

	Amount of Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class

FMR Corp. 82 Devonshire St. Boston, MA 02109	9,702,790(1)	12.75%(1)

Mario J. Gabelli and affiliates One Corporate Center Rye, NY 10580	5,672,567(2)	7.45%(2)

First Pacific Advisors Inc. 11400 West Olympic Blvd., Suite 1200 Los Angeles, CA 90064	4,780,900(3)	6.28%(3)

(1)	Based upon its statement on Schedule 13G/ A filed with the SEC on February 14, 2006, FMR Corp. has sole voting power over 6,110,190 shares of Common Stock and has sole investment power over 9,702,790 shares of Common Stock.

(2)	Based upon its statement on 13D/ A filed on January 23, 2006, amending the Schedule 13D which was originally filed on June 14, 2004, which reported on behalf of Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer (collectively, the “Gabelli Investors”). As of this January 23, 2006 filing, the Gabelli Investors held sole voting and dispositive power with respect to 5,672,567 shares, except that one affiliate does not have the authority to vote 352,600 of the reported shares and in certain cases the proxy voting committee of a Gabelli registered investment company may exercise voting power with respect to the shares held by such fund. The Gabelli Investors do not admit that they constitute a group. The ownership information contained herein is based in its entirety on information set forth in the Schedule 13D, as amended through January 23, 2006. The percent of class was calculated using this beneficial ownership.

(3)	Based upon its statement on Schedule 13G filed with the SEC on February 14, 2006, First Pacific Advisors has neither sole voting power nor sole investment power over any shares of Common Stock. First Pacific has shared voting power over 1,709,500 shares of Common Stock and shared investment power over 4,780,900 shares of Common Stock.

Management

The following table provides information about the beneficial ownership of Company Common Stock by Directors and executive officers as of March 17, 2006, as well as additional rights to other shares of Company Common Stock held by executive officers. Except as otherwise indicated, each owner has sole voting and investment powers with respect to the Common Stock listed.

				Percent of
				Class
	Number of Shares		Other Rights to	Beneficially
Name	Beneficially Owned (1)		Shares (5)	Owned

Robert W. Anestis	146,452		—	0.19%

Eric S. Belsky	42,246		—	0.06%

John J. Collins, Jr.	217,849		120,000	0.29%

William C. Griffiths	33,333	(2)	343,330	0.04%

Selwyn Isakow	299,070	(3)	—	0.39%

Brian D. Jellison	228,142		—	0.30%

Phyllis A. Knight	392,840		120,000	0.52%

G. Michael Lynch	21,826		—	0.03%

Thomas A. Madden	1,055		—	0.00%

Jeffrey L. Nugent	23,985		80,000	0.03%

Shirley D. Peterson	10,356		—	0.01%

David S. Weiss	1,055		—	0.00%

Bobby J. Williams	120,225	(4)	115,000	0.16%

All Directors and Executive Officers as a Group (14 persons)	1,564,296	(4)	818,330	2.06%

(1)	The number of shares beneficially owned includes restricted stock awards of Company Common Stock shares under the 1995 Stock Option and Incentive Plan, as follows: Mr. Collins 36,000; Mrs. Knight 36,000; Mr. Williams 36,000; and Mr. Nugent 20,000. These individuals do not have investment power over these restricted shares. Amounts shown in the table also include the following number of shares which the person specified may acquire by exercising options which may be exercised within 60 days of March 17, 2006: Mr. Anestis 90,600; Mr. Belsky 24,196; Mr. Collins 125,000; Mr. Griffiths 33,333; Mr. Isakow 183,200; Mr. Jellison 164,000; Mrs. Knight 230,000; Mr. Williams 66,000; and all Directors and executive officers as a group 940,129.

(2)	Does not include 61,665 shares of restricted stock that will be issued upon Mr. Griffiths continued employment with the Company through August 2007. These shares, which are included in other rights to shares, are not considered to be “beneficially owned” for purposes of this table because he has neither voting nor investment power over this stock.

(3)	Does not include 1,860 shares held by Mr. Isakow’s children. Mr. Isakow disclaims beneficial ownership of these shares.

(4)	Includes 4,212 shares held under the Corporate Officer Deferred Stock Purchase Plan.

(5)	Other rights to shares include performance share awards that generally fully vest only if certain financial performance goals are attained. For Mr. Griffiths this amount also includes 61,665 shares of restricted stock that will be issued upon his continued employment with the Company through August 2007. Rights to shares are not included in calculating the percent of class beneficially owned.

Other Information

Audit and Financial Resources Committee Report

The Committee:	The Committee consists of three independent Directors, as defined by the NYSE listing standards, who are not officers or employees of the Company. The Committee acts under a written charter adopted and approved by the Board in 1996 and last revised in 2005.

The primary function of the Audit Committee is to assist the Board in fulfilling its financial oversight responsibilities by reviewing the financial information provided to Shareholders and the SEC, the corporate accounting and financial reporting practices, and the systems of internal financial controls that management and the Board have established. The Committee is also responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

While the Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent registered public accounting firm. It is also not the duty of the Committee to assure compliance with laws and regulations and with the Company’s Code of Ethics.

2005 Audited Consolidated Financial Statements:	The Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2005 with management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. Based on its review and discussions with management and with PricewaterhouseCoopers LLP, the Committee has recommended to the Board that these financial statements be included in the Annual Report on Form 10-K as filed with the SEC for the fiscal year ended December 31, 2005.

Independence Discussion with Audit Committee:	The Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 89 and SAS 90. As required by Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” the Committee has received and reviewed the required written disclosures and a confirming letter from PricewaterhouseCoopers LLP regarding their independence, and has discussed the matter with them.

The Committee has considered the provision of all non-audit services performed by PricewaterhouseCoopers LLP with respect to maintaining independence.

G. Michael Lynch, Chairman
Selwyn Isakow
Brian D. Jellison

Members, Audit and Financial Resources Committee

March 1, 2006

Independent Auditors:	PricewaterhouseCoopers LLP has served as our independent auditor since 1961. It is anticipated that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, have an opportunity to make a statement and respond to appropriate questions.

Fees:	PricewaterhouseCoopers LLP billed the following fees during the last two fiscal years:

	2005	2004

Audit Fees	$1,099,000	$1,154,000
Audit-Related Fees	$627,000	$31,122
Tax Fees	$14,813	$4,310

Audit Fees. Audit fees were paid to PricewaterhouseCoopers LLP for professional services rendered in connection with the integrated audit of the Company’s consolidated financial statements and internal controls over financial reporting, limited reviews of the Company’s unaudited condensed consolidated interim financial statements included in Form 10-Q and reviews and assistance with SEC filings.

Audit-Related Fees. The Company paid PricewaterhouseCoopers LLP fees for various accounting-related assistance and audits of employee benefit plans.

Tax Fees. The Company paid PricewaterhouseCoopers LLP fees for tax compliance advice and planning.

Pre-approval Policy:	The Committee has adopted a Pre-Approval Policy for Audit and Non-Audit Services pursuant to which it pre-approves all services provided by the independent registered public accounting firm prior to the engagement with respect to such services. The Committee annually reviews and pre-approves the services that may be provided by the independent accounting firm. The Committee has delegated authority to its Chairman to pre-approve any proposed services not covered by the general pre-approval of the Committee or exceeding the pre-approved levels or amounts. The Chairman must report all such pre-approvals to the Committee at its next meeting for review and ratification by the full Committee.

Related Party Disclosures:	The Company has no related party transactions to report.

Section 16(a) Beneficial Ownership Reporting Compliance:	Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater than ten percent Shareholders are required by regulations of the SEC to furnish the Company copies of all section 16(a) forms they file.

Based solely on the Company’s review of copies of such forms received by it, or written representations from certain reporting persons that no Form 5’s were required for those persons, the Company believes that its Officers, Directors and greater than ten percent beneficial owners met all applicable filing requirements during the last fiscal year.

Other Matters:	At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than those described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the Proxy in accordance with their judgment on such matters.

By Order of the Board of Directors John J. Collins, Jr. Secretary March 22, 2006

ANNUAL MEETING OF SHAREHOLDERS OF
CHAMPION ENTERPRISES, INC.
May 3, 2006

PROXY VOTING INSTRUCTIONS

MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES from a touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINATED DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors				2.	In their discretion upon the transaction of such other business as may properly come before the meeting.
NOMINEES:
☐	FOR ALL NOMINEES	¡	Robert W. Anestis
		¡	Eric S. Belsky
		¡	William C. Griffiths
☐	WITHHOLD AUTHORITY	¡	Selwyn Isakow
	FOR ALL NOMINEES	¡	Brian D. Jellison
		¡	G. Michael Lynch
☐	FOR ALL EXCEPT	¡	Thomas A. Madden
	(See instructions below)	¡	Shirley D. Peterson
		¡	David S. Weiss

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date	Signature of Shareholder	Date

NOTE:	Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Dear Shareholder:
     The reverse side of this proxy card contains instructions on how to vote your shares over the Internet or by telephone for the election of directors and for all other matters that may properly come before the meeting. Please consider voting using one of these options. Your vote is recorded as if you mailed in your proxy card.
     If you would like to receive future Champion Enterprises, Inc. Proxy Statements and Annual Reports electronically, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. Electronic dissemination saves the company money, so we urge you to sign up for this feature.
     Thank you for your attention to these matters.
Champion Enterprises, Inc.

CHAMPION ENTERPRISES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
CHAMPION ENTERPRISES, INC.
The undersigned hereby appoints Selwyn Isakow and William C. Griffiths, or either of them, attorneys and proxies with power of substitution, to vote all of the Common Stock of the undersigned in Champion Enterprises, Inc. at the Annual Meeting of Shareholders to be held on Wednesday, May 3, 2006 and at any adjournments thereof, as specified on the reverse side of this proxy.
The undersigned acknowledges receipt of the Proxy Statement dated March 22, 2006 and the Annual Report to Shareholders, which includes the Annual Report on Form 10-K, for the fiscal year ended December 31, 2005, ratifies everything that the proxies (or either of them or their substitutes) may lawfully do or cause to be done under this proxy, and revokes all former proxies.
If you are a participant in the Champion Enterprises, Inc. Savings Plan, this proxy card will serve as a direction to the trustee under the plan as to how the shares held for your account in the plan are to be voted.
If you sign this proxy without marking any boxes, this proxy will be voted FOR all nominees, and in the discretion of the Proxies on any other matters that may properly come before the meeting.
(To be signed on Reverse Side)